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                                                                   Exhibit 10.09

                    SUBORDINATED LOAN AND SECURITY AGREEMENT

        THIS AGREEMENT (the "Agreement") dated as of February 12, 1999, is entered into by and between Quokka Sports, Inc., a Delaware corporation, with its chief executive office, and principal place of business located at 525 Brannan Street, Ground Floor, San Francisco, CA 94107 (the "Borrower") and Comdisco, Inc., a Delaware corporation, with its principal place of business located at 6111 North River Road, Rosemont, Illinois 60018 (the "Lender" or sometimes, "Comdisco"). In consideration of the mutual agreements contained herein, the parties hereto agree as follows:

                                    RECITALS

        WHEREAS, Borrower has requested Lender to make available to Borrower a loan in the aggregate principal amount of TEN MILLION and 00/100 DOLLARS ($10,000,000) to be available in two (2) phases as follows; FIVE MILLION and 00/100 DOLLARS ($5,000,000) available immediately upon satisfaction of the condition set forth in Section 7 hereof ("Phase I") and FIVE MILLION DOLLARS ($5,000,000) to be made available upon approval of Lender and satisfaction of the conditions set forth in Section 7 hereto ("Phase II"), each phase available in installments of not less than ONE MILLION DOLLARS ($1,000,000) each (as the same may from time to time be amended, modified, supplemented or revised, the "Loan"), which would be evidenced by Subordinated Promissory Note(s) executed by Borrower substantially in the form of Exhibit A hereto (as the same may from time to time be amended, modified, supplemented or restated, the "Note(s)").

        WHEREAS, Lender is willing to make the Loan on the terms and conditions set forth in this Agreement, and

        WHEREAS, Lender and Borrower agree any Loan hereunder shall be subordinate to Senior Debt (as defined herein) to the extent set forth in the Subordination Agreement (as defined herein).

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, Borrower and Lender hereby agree as follows:

SECTION 1. DEFINITIONS

        Unless otherwise defined herein, the following capitalized terms shall have the following meanings (such meanings being equally applicable to both the singular and plural form of the terms defined);

        1.1 "ACCOUNT" means any "account," as such term is defined in Section 9106 of the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced



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by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to Borrower (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by Borrower or from any other transaction, whether or not the same involves the sale of goods or any other transaction, whether or not the same involves the sale of goods or services by Borrower (including, without limitation, any such obligation which may be characterized as an account or contract right under the UCC) and all of Borrower's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of Borrower's rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to Borrower under all purchase orders and contracts for the sale of goods or the performance of services or both by Borrower (whether or not yet earned by performance on the part of Borrower or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

        1.2 "ACCOUNT DEBTOR" means any "account debtor," as such term is defined in Section 9105(1)(a) of the UCC.

        1.3 "ADVANCE" means each installment made by the Lender to Borrower pursuant to the Loan to be evidenced by the Note(s) secured by the Collateral.

        1.4 "ADVANCE DATE" means the funding date of any Advance of the Loan.

        1.5 "ADVANCE REQUEST" means the request by Borrower for an Advance under the Loan, each to be substantially in the form of Exhibit C attached hereto, as submitted by Borrower to Lender from time to time.

        1.6 "CHATTEL PAPER" means any "chattel paper," as such term is defined in Section 9105(l)(b) of the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

        1.7 "CLOSING DATE" means the date of this Agreement.

        1.8 "COLLATERAL" shall have the meaning assigned to such term in Section 3 of this Agreement.

        1.9 "CONTRACTS" means all contracts, undertakings, franchise agreements or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which Borrower may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

        1.10 "COPYRIGHTS" means all of the following now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (i) all copyrights,



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whether registered or unregistered, held pursuant to the laws of the United
States, any State thereof or of any other country; (ii) registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, any state thereof or any other country; (iii) any continuations, renewals or extensions thereof; and (iv) any registrations to be issued in any pending applications.

        1.11 "COPYRIGHT LICENSE" means any written agreement granting any right to use any Copyright or Copyright registration now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

        1.12 "DOCUMENTS" means any "documents," as such term is defined in
Section 9105(1)(f) of the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

        1.13 "EQUIPMENT" means any "equipment," as such term is defined in
Section 9109(2), of the UCC, now or hereafter owned or acquired by Borrower or in which Borrower now holds or hereafter acquires any interest, other than any leasehold interest, and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

        1.14 "EXCLUDED AGREEMENTS" means (i) any Warrant Agreement(s) executed hereunder, and any other warrants (including without limitation, the Warrant Agreement dated as of February 12, 1999) to acquire, or agreements governing the rights of the holders of, any equity security of Borrower, (ii) any stock of the Borrower issued or purchased pursuant to the Warrant Agreement, and (iii) the Master Lease Agreement dated as of February 12, 1999 between Borrower, as lessee, and Lender, as lessor, including, without limitation, any Equipment Schedules and Summary Equipment Schedules to the Master Lease Agreement executed or delivered by Borrower pursuant thereto and any other modifications or amendments thereof, whereby Borrower (as lessee) leases equipment, software, or goods from Lender (as lessor) to Borrower (as lessee).

        1.15 "FACILITY FEE" means one percent (1%) of the principal amount of each installment of the Loan due on the respective Advance Date.

        1.16 "FIXTURES" means any "fixtures," as such term is defined in Section 9313(l)(a) of the UCC, now or hereafter owned or acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, now or hereafter attached or affixed to or constituting a part of, or located in or upon, real property wherever located, together with all right, title and interest of Borrower in and to all extensions, improvements, betterments, renewals, substitutes, and replacements of, and all additions and appurtenances to any of the foregoing property, and all conversions of the security constituted thereby, immediately upon any acquisition or release thereof or any such conversion, as the case may be.

        1.17 "GENERAL INTANGIBLES" means any "general intangibles," as such tennis defined in Section 9106 of the UCC, now owned or hereafter acquired by Borrower or in which



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Borrower now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all right, title and interest which Borrower may now or hereafter have in or under any contract, all customer lists, interests in partnerships, joint ventures (including, but not limited to any interest of Borrower or its subsidiaries in the joint venture with the National Broadcasting Corporation) and other business associations, permits, goodwill (other than the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License), claims in or under insurance policies, including unearned premiums, uncertificated securities, cash and other forms of money or currency, deposit accounts (including as defined in Section 9105(e) of the UCC), rights to receive tax refunds and other payments and rights of indemnification.

        1.18 "INSTRUMENTS" means any "instrument," as such term is defined in
Section 9105(l)(i) of the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

        1.19 "INTELLECTUAL PROPERTY" means all Copyrights, Trademarks, Patents, rights to Intellectual Property, Licenses, trade secrets, source codes, customer lists, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, skill, expertise, experience, processes, models, drawings, materials and records and goodwill.

        1.20 "INVENTORY" means any "inventory," as such term is defined in
Section 9109(4) of the UCC, wherever located, now or hereafter owned or acquired by Borrower or in which Borrower now holds or hereafter acquires any interest, and, in any event, shall include, without limitation, all inventory, goods and other personal property which are held by or on behalf of Borrower for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in Borrower's business, or the processing, packaging, promotion, delivery or shipping of the same, and all furnished goods whether or not such inventory is listed on any schedules, assignments or reports furnished to Lender from time to time and whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of Borrower or is held by Borrower or by others for Borrower's account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all inventory which may be located on premises of Borrower or of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other persons.

        1.21 "IPO" means an initial public offering of Borrower's securities.

        1.22 "LICENSE" means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and any renewals or extensions thereof.

        1.23 "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any



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conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

        1.24 "LOAN DOCUMENTS" shall mean and include this Agreement, the Note(s), and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated, provided, that the Loan Documents shall not include any of the Excluded Agreements.

        1.25 "MATERIAL ADVERSE EFFECT" means a material adverse effect upon: (i) the business, operations, properties, assets or conditions (financial or otherwise) of Borrower; or (ii) the ability of Borrower to perform, or of Lender to enforce, the Secured Obligations.

        1.26 "MATURITY DATE" means the date thirty-six (36) months from the Advance Date of each installment of the Loan.

        1.27 "PATENT LICENSE" means any written agreement granting any right with respect to any invention on which a Patent is in existence now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

        1.28 "PATENTS" means all of the following now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (a) letters patents of, or rights corresponding thereto in, the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto in the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all reissues, continuations, continuations-in-part or extensions thereof; (c) all petty patents, divisionals, and patents of addition; and (d) all patents to issue in any such applications.

        1.29 "PERMITTED LIENS" means any and all of the following: (i) liens in favor of Lender, (ii) liens related to, or arising in connection with, Senior Debt; (iii) liens securing the payment of taxes or other governmental charges not yet delinquent or being contested in good faith by appropriate proceeding, for which adequate reserves are maintained in accordance with generally accepted accounting principles; (iv) liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons imposed without action of such parties, provided that the payment thereof is not yet required; (v) liens incurred or deposits made in the ordinary course of Borrower's or a subsidiary's business in connection with worker's compensation, unemployment insurance, social security and other like laws; (vi) purchase money security interests in personal property acquired after the date of this Agreement, provided such are limited to the personal property so acquired and proceeds, thereof; (vii) any liens existing as of the date hereof and specifically disclosed by Borrower to Lender herein; (viii) leases, subleases, licenses and sublicenses granted to others in the ordinary course of business not interfering in any material respect with the conduct of the business of any Borrower; (ix) liens arising from judgments, decrees or attachments to the extent and only so long as such judgment,



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decree or attachment has not caused or resulted in an Event of Default (as defined in Section 8.8); (x) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xi) liens which constitute rights of set-off of a customary nature or bankers' liens with respect to amounts on deposit, whether arising by operation of law or by contract, in connection with arrangements entered into with banks in the ordinary course of business; and (xii) liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described in clause (vii) above, provided that any extension, renewal or replacement lien shall be limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinancing does not increase.

        1.30 "PROCEEDS" means "proceeds," as such term is defined in Section 9306(l) of the UCC and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, cash or other forms of money or currency or other proceeds payable to Borrower from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), and (d) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

        1.31 "RECEIVABLES" shall mean and include all of the Borrower's Accounts, Instruments, Documents, Chattel Paper and General Intangibles whether secured or unsecured, whether now existing or hereafter created or arising, and whether or not specifically sold or assigned to Lender hereunder.

        1.32 "SECURED OBLIGATIONS" shall mean and include all principal, interest, fees, costs, or other liabilities or obligations for monetary amounts owed by Borrower to Lender, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties regarding such amounts, of any kind of nature, present or future, arising under this Agreement, the Note(s), or any of the other Loan Documents, whether or not evidenced by any Note(s), this Agreement or other instrument, as the same may from time to time be amended, modified, supplemented or restated, provided, that the Secured Obligations shall not include any indebtedness or obligations of Borrower arising under or in connection with the Excluded Agreements.

        1.33 "SENIOR CREDITOR" means Silicon Valley Bank and/or any other bank, insurance company, pension fund, or other institutional lender to be determined, or a syndication of such institutional lenders that provides Senior Debt financing to Borrower; provided, that Senior Creditor shall not include any officer, director, shareholder, venture capital investor, or insider of Borrower, or any affiliate of the foregoing persons, except upon the express written consent of Lender.

        1.34 "SENIOR DEBT" means any and all indebtedness and obligations for




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borrowed money (including, without limitation, principal, premium (if any), interest, fees charges, expenses, costs, professional fees and expenses, and reimbursement obligations) at any time owing by Borrower to Senior Creditor under the Senior Loan Documents, including, but not limited to such amounts as may accrue or be incurred before or after default or workout or the commencement of any liquidation, dissolution, bankruptcy, receivership or reorganization by or against Borrower PROVIDED, that Senior Debt shall not include debt exceeding SEVEN MILLION DOLLARS ($7,000,000) outstanding at any one time up to the effective date of an IPO.

        1.35 "SENIOR LOAN DOCUMENTS" means the loan agreement between Borrower and Senior Creditor and any other agreement, security agreement, document, promissory note, UCC financing statement, or instrument executed by Borrower in favor of Senior Creditor pursuant to or in connection with the Senior Debt or the loan agreement, as the same may from time to time be amended, modified, supplemented, extended, renewed, restated or replaced.

        1.36 "SUBORDINATION AGREEMENT" means the Subordination Agreement of even date herewith, entered into Silicon Valley Bank as Senior Creditor and Lender and the Subordination Agreement of even date herewith between Borrower and Lender for the benefit of Senior Creditor, other than Silicon Valley Bank.

        1.37 "TRADEMARK LICENSE" means any written agreement granting any right to use any Trademark or Trademark registration now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

        1.38 "TRADEMARKS" means any of the following now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (a) any and all trademarks, tradenames, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof and (b) any reissues, extensions or renewals thereof.

        1.39 "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Illinois. Unless otherwise defined herein, terms that are defined in the UCC and used herein shall have the meanings given to them in the UCC.

        1.40 "WARRANT AGREEMENT(S)" shall mean that agreement entered into in connection with the Loan, substantially in the form attached hereto as Exhibit B pursuant to which Borrower grants to Lender the right to purchase that number of shares of Series C Preferred Stock of Borrower equivalent to (i) as to Phase I, fourteen percent (14%) of the principal amount of Phase I divided by an exercise price of $3.25 per share, provided, however, if the effective date of Borrower's IPO occurs after November 30, 1999, the percentage for purposes of calculating warrants shall be increased to sixteen percent (16%); and (ii) as to Phase II, thirteen and three-quarters percent (13.75%) of the principal amount of Phase II divided by




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an exercise price per share equivalent to the established strike price of the most recently issued employee common stock options at the time of the availability of Phase II.

SECTION 2. THE LOAN

        2.1 Subject to the terms and conditions set forth herein, Lender shall lend to Borrower the aggregate original principal amount of TEN MILLION AND 00/100 Dollars ($10,000,000) with interest at the rate of twelve and one-quarter percent (12.25%). The principal amount of each installment of the Loan shall accrue interest at the rate of twelve and one-quarter percent (12.25%) per annum from the Advance Date until the earlier of (i) the effective date of IPO; (ii) the effective date of an acquisition or merger of Borrower in which more than fifty percent (50%) of the voting power of the Borrower is transferred, excluding any merger effected exclusively to change the domicile of the Borrower; (iii) February 1, 2000; or (iv) the closing of the next private equity financing of Borrower in excess of FORTY MILLION DOLLARS ($40,000,000). Upon the occurrence of the earliest of the foregoing events, unless prepaid in accordance with Section 2.2 below, the principal and accrued interest for each installment of the Loan shall be payable in equal monthly installments of principal and interest commencing upon the first day of the month immediately following such event and continuing for a period ending thirty-six (36) months from the Advance Date (each, a "Payment Date").

        2.2 Borrower shall have the option to prepay any installment of the Loan, in whole or in part, by paying the principal amount thereon together with all accrued and unpaid interest with respect to such principal amount, as of the date of such prepayment, without premium.

        2.3 (a) Notwithstanding any provision in this Agreement, the Note(s), or any other Loan Document, it is not the parties' intent to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law which a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of Illinois shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the "Maximum Rate"). If the Borrower actually pays Lender an amount of interest, chargeable on the total aggregate principal Secured Obligations of Borrower under this Agreement and the Note(s) (as said rate is calculated over a period of time from the date of this Agreement through the end of time that any principal is outstanding on the Note(s)), which amount of interest exceeds interest calculated at the Maximum Rate on said principal chargeable over said period of time, then such excess interest actually paid by Borrower shall be applied first, to the payment of principal outstanding on the Note(s); second, after all principal is repaid, to the payment of Lender's out of pocket costs, expenses, and professional fees which are owed by Borrower to Lender under this Agreement or the Loan Documents; and third, after all principal, costs, expenses, and professional fees owed by Borrower to Lender are repaid, the excess (if any) shall be refunded to Borrower, and the effective rate of interest will be automatically reduced to the Maximum Rate.

              (b) In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at



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the rate set forth in Section 2.1.

               (c) Upon and during the continuation of an Event of Default hereunder, all Secured Obligations, including principal, interest, compounded interest, and professional fees, shall bear interest at a rate per annum equal to the rate set forth in Section 2.1. plus three percent (3%) per annum ("Default Rate").

        2.4 If the Borrower has not repaid the outstanding principal amount under the Loan in its entirety within 30 days of the Maturity Date (as defined in the applicable Note(s)), then for each additional month, or portion thereof, thereafter that the outstanding principal is not paid, Lender shall have the right to purchase from the Borrower, at the applicable Exercise Price (adjusted, as set forth and defined in the Warrant Agreement), an additional number of shares of Preferred Stock (as defined in the Warrant Agreement) which number shall be determined by (i) multiplying the outstanding principal amount which is due, but unpaid by one-half percent (.5%) and (ii) dividing the product thereof by the applicable Exercise Price. In addition to the foregoing, Borrower shall pay to Lender a cash payment in an amount equal to one-half percent (.5%)of the outstanding unpaid principal amount.

SECTION 3. SECURITY INTEREST

As security for the prompt, complete and indefeasible payment when due (whether at stated payment dates or otherwise) of all the Secured Obligations and in order to induce Lender to make the Loan upon the terms and subject to the conditions of the Notes(s), Borrower hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to Lender for security purposes only, and hereby grants to Lender a security interest in, all of Borrower's right, title and interest in, to and under each of the following (all of which being hereinafter collectively called the "Collateral"):

               (a) All Receivables;

               (b) All Equipment;

               (c) All Fixtures;

               (d) All General Intangibles (excluding Intellectual Property);

               (e) All Inventory;

               (f) All other goods and personal property of Borrower whether tangible or intangible (specifically excluding Intellectual Property) and whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located; and

               (g) To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.


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SECTION 4. REPRESENTATIONS AND WARRANTIES OF BORROWER

        The Borrower represents, warrants and agrees that;

        4.1 Borrower owns all right title and interest in and to the Collateral, free of all liens, security interests, encumbrances and claims whatsoever, except for Permitted Liens.

        4.2 Borrower has the full power and authority to, and does hereby grant and convey to the Lender, a perfected security interest in the Collateral as security for the Secured Obligations, free of all liens, security interests, encumbrances and claims, other than Permitted Liens and shall execute such Uniform Commercial Code financing statements in connection herewith as the Lender may reasonably request. Except as set forth herein, no other lien, security interest, adverse claim or encumbrance has been created by Borrower or is known by Borrower to exist with respect to any Collateral.

        4.3 Borrower is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified would have a Material Adverse Effect.

        4.4 Borrower's execution, delivery and performance of the Note(s), this Agreement, all financing statements, all other Loan Documents required to be delivered or executed in connection herewith, and the Warrant Agreement(s) have been duly authorized by all necessary corporate action of Borrower, the individual or individuals executing the Loan Documents and the Warrant Agreement(s) were duly authorized to do so; and the Loan Documents and the Warrant Agreement(s) constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization or other similar laws generally affecting the enforcement of the rights of creditors.

        4.5 This Agreement, the other Loan Documents and the Warrant Agreement(s) do not and will not violate any provisions of Borrower's Certificate of Incorporation, bylaws or any material contract, or agreement, law, regulation, order, injunction, judgment, decree or writ to which the Borrower is subject, or result in the creation or imposition of any lien, security interest or other encumbrance upon the Collateral, other than those created by this Agreement.

        4.6 The execution, delivery and performance of this Agreement, the other Loan Documents and the Warrant Agreement(s) do not require the consent or approval of any other person or entity including, without limitation, any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof.

        4.7 No event which has had or could reasonably be expected to have a Material Adverse Effect has occurred is continuing.

        4.8 No fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute a default under the Loan Agreement between Borrower and Senior Creditor.

        4.9 Borrower has filed and will file all tax returns, federal, state and local, which it is required to file and has duly paid or fully reserved for all taxes or installments thereof (including any interest or penalties) as and when due, which have or may become due pursuant to such returns or pursuant to any assessment received by Borrower for the three (3) years preceding the Closing Date, if any (including any taxes being contested in good faith and by appropriate proceedings).

SECTION 5. INSURANCE

        5.1 So long as there are any Secured Obligations outstanding, Borrower shall cause to be carried and maintained commercial general liability insurance against risks customarily insured against in Borrower's line of business. Such risks shall include, without limitation, the risks of death, bodily injury and property damage. So long as there are any Secured Obligations outstanding, Borrower shall also cause to be carried and maintained insurance upon the Collateral and Borrower's business, covering casualty, hazard and such other property risks in amounts equal to the full replacement cost of the Collateral. Borrower shall deliver to Lender lender's loss payable endorsements (Form BFU 438 or equivalent) naming Lender as loss payee and additional insured. Borrower shall use commercially reasonable efforts to cause all policies evidencing such insurance to provide for at least thirty (30) days prior written notice by the underwriter or insurance company to Lender in the event of cancellation or expiration. Such policies shall be issued by such insurers and in such amounts as are reasonably acceptable to Lender.

        5.2 Borrower shall and does hereby indemnify and hold Lender, its agents and shareholders harmless from and against any and all claims, costs, expenses, damages and liabilities (including, without limitation, such claims, costs, expenses, damages and liabilities based on liability in tort, including without limitation, strict liability in tort), including reasonable attorneys' fees, arising out of the disposition or utilization of the Collateral, other than claims arising at or caused by Lender's gross negligence or willful misconduct.

SECTION 6. COVENANTS OF BORROWER

        Borrower covenants and agrees as follows at all times while any of the Secured Obligations remain outstanding:

        6.1 Borrower shall furnish to Lender the financial statements listed hereinafter, each prepared in accordance with generally accepted accounting principles consistently applied (the "Financial Statements"):

               (a) as soon as practicable (and in any event within thirty (30) days) after the end of each month, unaudited interim financial statements as of the end of such month (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows accompanied by a report, to the extent applicable, detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that could reasonably be expected to have a Material Adverse Effect, all certified by Borrower's Chief Executive Officer or Chief Financial Officer to be true and correct in all material respects;

               (b) as soon as practicable (and in any event within ninety (90) days) after the end of each fiscal year, unqualified audited financial statements as of the end of such year (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by a firm of independent certified public accountants selected by Borrower and reasonably acceptable to Lender, accompanied by any management report from such accountants;

               (c) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Borrower has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange; and

               (d) promptly, any additional information, financial or otherwise (including, but not limited to, tax returns and names of principal creditors) as Lender reasonably believes necessary to evaluate Borrower's continuing ability to meet its financial obligations.

        6.2 Borrower shall permit any authorized representative of Lender and its attorneys and accountants on reasonable notice to inspect, examine and make copies and abstracts of the books of account and records of Borrower at reasonable times during normal business hours; provided, that not more than two such inspections or examinations shall take place in any calendar year except upon the occurrence and continuation of an Event of Default. In addition, such representative of Lender and its attorneys and accountants shall have the right to meet with management and officers of Borrower to discuss such books of account and records.

        6.3 Borrower will from time to time execute, deliver and file, alone or with Lender, any financing statements, security agreements or other documents; procure any instruments or documents as may be reasonably requested by lender; and take all further action that may be necessary or desirable, or that Lender may reasonably request, to confirm, perfect, preserve and protect the security interests intended to be granted hereby, and in addition, and for such purposes only, Borrower hereby authorizes Lender to execute and deliver on behalf of Borrower and to file such financing statements, security agreement and other documents without the signature of Borrower either in Lender's name or in the name of Borrower as agent and attorney-in-fact for Borrower. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.

        6.4 Borrower shall protect and defend Borrower's title as well as the interest of the Lender against all persons claiming any interest adverse to Borrower or Lender and shall at all times keep the Collateral free and clear from any legal process, liens or encumbrances whatsoever (except any placed thereon by Lender or Permitted Liens) and shall give Lender immediate written notice thereof.

        6.5 Without Lender's prior written consent, Borrower shall not, to the extent such action would have a Material Adverse Effect, (a) grant any material extension of the time of payment of any of the Receivables, (b) to any material extent, compromise, compound or settle the same for less than the full amount thereof, (c) release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than trade discounts granted in the ordinary course of business of Borrower.

        6.6 Borrower shall maintain and protect its properties, assets and facilities, including without limitation, its Equipment and Fixtures, in good order and working repair and condition (taking into consideration ordinary wear and tear) and from time to time make or cause to be made all necessary and proper repairs, renewals and replacements thereto and shall competently manage and care for its property in accordance with prudent industry practices.

        6.7 Borrower shall not merge with or into any other entity; or sell or convey all or substantially all of its assets or stock to any other person or entity without notifying Lender a minimum of twenty (20) days prior to the closing date and requesting Lender's consent to the assignment of all of Borrower's Secured Obligations hereunder to the successor entity in form and substance satisfactory to Lender. In the event Lender does not consent to such assignment the parties agree Borrower shall prepay the Loan in accordance with
Section 2.2 hereof.

        6.8 Borrower shall not, without the prior written consent of Lender, such consent not to be unreasonably withheld, declare or pay any cash dividend or make a distribution on any class of stock, other than pursuant to employee repurchase plans upon an employee's death or termination of employment or transfer, sell, lease, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of the assets of Borrower (except inventory sold in the normal course of business).

        6.9 Upon the request of Lender, Borrower shall, during business hours, make the Inventory and Equipment available to Lender for inspection at the place where it is normally located and shall make Borrower's log and maintenance records pertaining to the Inventory and Equipment available to Lender for inspection.

        6.10 Borrower covenants and agrees to pay when due, all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against Borrower, Lender or the Collateral or upon Borrower's ownership, possession, use, operation or disposition thereof or upon Borrower's rents, receipts or earnings arising therefrom. Borrower shall file on or before the due date therefor all personal property tax returns in respect of the Collateral. Notwithstanding the foregoing, Borrower may contest, in good faith and by appropriate proceedings, taxes for which Borrower maintains adequate reserves therefor.

        6.11 Borrower shall not relocate any item of the Collateral (other than sale of inventory in the ordinary course of business) except: (A) (i) with prior notice to the Lender; and (ii) if such relocation shall be within the continental United States, or (B) in the case of field production equipment, in the ordinary course of business. If permitted to relocate Collateral pursuant to the foregoing sentence, unless otherwise agreed in writing by Lender, and other than with respect to field production equipment, Borrower shall first (a) cause to be filed and/or delivered to the Lender all Uniform Commercial Code financing statements, certificates or other documents or instruments necessary to continue in effect the perfected security interest of the Lender in the Collateral, and
(b) have given the Lender no less than fifteen (15) days prior written notice of such relocation.

        6.12 Borrower shall not sell, transfer, assign, hypothecate or otherwise encumber its Intellectual Property without Lender's prior written consent, such consent not to be unreasonably withheld.

        6.13 Borrower shall, within ninety (90) days of the Closing Date, enter into an equipment lease agreement with Lender in an amount equal to or in excess of FIVE HUNDRED THOUSAND DOLLARS ($500,000).

SECTION 7. CONDITIONS PRECEDENT TO LOAN

        The obligation of Lender to fund each installment of the Loan on each Advance Date shall be subject to satisfaction by Borrower or waiver by Lender, in Lender's sole discretion, of the following conditions:

        7.1 (a) Phase I: The Advance Date for any installment shall occur on or before August 19, 1999; .

               (b) Phase II: The Advance Date for any installment shall occur on or before the date six (6) months from the date of Lender's approval of availability of funds, such approval to be subject to the following conditions:

                    (i)    formal written request of Borrower,

                    (ii) continued successful execution of relationship with National Broadcasting Corporation;

                    (iii) continued successful execution of "Around Alone" event; and

                    (iv)   due diligence and approval of Lender.

        7.2 DOCUMENT DELIVERY. Borrower, on or prior to the Closing Date, shall have delivered to Lender the following:

               (a) executed originals of the Agreement, [Note(s)], and any documents reasonably required by Lender to effectuate the liens of Lender, with respect to all

Collateral;

               (b) certified copy of resolutions of Borrower's board of directors evidencing approval of the borrowing and other transactions evidenced by the Loan Documents and the Warrant Agreement(s);

               (c) certified copies of the Certificate of Incorporation and the Bylaws, as amended through the Closing Date, of Borrower,

               (d) certificate of good standing for Borrower from its state of incorporation and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified would have a Material Adverse Effect; and

               (e) such other documents as Lender may reasonably request.

        7.3 ADVANCE REQUEST. Borrower shall:

               (a) deliver to Lender, at least five (5) business days prior to the Advance Date, written notice in the form of an Advance Request (attached as Exhibit C), or as otherwise specified by Lender from time to time, specifying the date and amount of such Advance.

               (b) deliver executed original Note(s) and Warrant Agreement(s) as set forth in Section 2, as applicable.

               (c) pay the Facility Fee; and

               (d) provide such other documents as Lender may reasonably request.

        7.4 PERFECTION OF SECURITY INTERESTS. Borrower shall have taken or caused to be taken such actions reasonably requested by Lender to grant Lender a perfected security interest in the Collateral, subject only to Permitted Liens. Such actions shall include, without limitation, the delivery to Lender of all appropriate financing statements, executed by Borrower, as to the Collateral granted by Borrower for all jurisdictions as may be necessary or desirable to perfect the security interest of Lender in such Collateral

        7.5 ABSENCE OF EVENTS OF DEFAULTS. As of the Closing Date or the Advance Date, no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default under this Agreement or any of the Loan Documents and no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute a default under the Senior Loan Documents between Borrower and Senior Creditor.

        7.6 MATERIAL ADVERSE EFFECT. As of the Closing Date or the Advance Date, no event which has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing, but excluding operating losses of Borrower which are within

Borrower's projections as specified on Schedule I hereto.

SECTION 8. DEFAULT

        The occurrence of any one or more of the following events (herein called "Events of Default") shall constitute a default hereunder and under the Note(s) and other Loan Documents:

        8.1 Borrower defaults in the payment of any principal, interest or other Secured Obligation involving the payment of money under this Agreement, the Note(s) or any of the other Loan Documents, and such default continues for more than five (5) days after the due date thereof; or

        8.2 Borrower defaults in the performance of any other covenant or Secured Obligation of Borrower hereunder or under the Note(s) or any of the other Loan Documents, and such default continues for more than twenty (20) days after Lender has given notice of such default to Borrower.

        8.3 Any representation or warranty made herein by' Borrower shall prove to have been false or misleading in any material respect as of the date made; or

        8.4 Borrower shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Borrower or of all or any substantial part (33-1/3% or more) of the properties of Borrower, or Borrower or its directors or majority shareholders shall take any action initiating the dissolution or liquidation of Borrower, or

        8.5 Sixty (60) days shall have expired after the commencement of an action by or against Borrower seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of Borrower being stayed; or a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or Borrower shall file any answer admitting or not contesting the material allegations of a petition filed against Borrower in any such proceedings; or the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or

        8.6 Sixty (60) days shall have expired after the appointment, without the consent or acquiescence of Borrower, of any trustee, receiver or liquidator of Borrower or of all or any substantial part of the properties of Borrower without such appointment being vacated; or

        8.7 The default by Borrower under any Excluded Agreement(s), any other promissory note or agreement for borrowed money which results in an acceleration of the obligations thereunder, or any other agreement between Borrower and Lender; or

        8.8 The occurrence of any default under any lease or other agreement or obligation of Borrower involving an amount in excess of $100,000.00 or having a Material Adverse Effect; or the entry of any judgment against Borrower involving an award in excess of $100,000.00 that would have a Material Adverse Effect, that has not been bonded or stayed on appeal within thirty (30) days; or

        8.9 The occurrence of any material default under the Senior Loan Documents.

SECTION 9. REMEDIES

        Upon the occurrence and continuation of any one or more Events of Default, Lender, at its option, may declare the Note(s) and all of the other Secured Obligations to be accelerated and immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Sections 8.4 or 8.5, the Note(s) and all of the other Secured Obligations shall automatically be accelerated and made due and payable without any further act), whereupon the unpaid principal of and accrued interest on such Note(s) and all other outstanding Secured Obligations shall become immediately due and payable, and shall thereafter bear interest at the Default Rate set forth in, and calculated according to, Section 2.3 (c) of this Agreement. Lender may exercise all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under applicable law, including the right to release, hold or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral.

        Upon the happening and during the continuance of any Event of Default, Lender may then, or at any time thereafter and from time to time, apply, collect, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Lender may elect, and any such sale may be made either at public or private sale at its place of business or elsewhere. Borrower agrees that any such public or private sale may occur upon five (5) calendar days' prior written notice to Borrower. Lender may require Borrower to assemble the Collateral and make it available to Lender at a place designated by Lender which is reasonably convenient to Lender and Borrower. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by Lender in the following order of priorities:

        First, to Lender in an amount sufficient to pay in full Lender's costs and professionals' and advisors' fees and expenses;

        Second, to Lender in an amount equal to the then unpaid amount of the Secured Obligations in such order and priority as Lender may choose in its sole discretion; and

        Finally, upon payment in full of all of the Secured Obligations, to Borrower or its representatives or as a court of competent jurisdiction may direct.

        Lender shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under Section 9207 of the UCC.

        Lender's rights and remedies hereunder are subject to the terms and conditions of the Subordination Agreement.

SECTION 10. MISCELLANEOUS

        10.1 CONTINUATION OF SECURITY INTEREST. This is a continuing Agreement and the grant of a security interest hereunder shall remain in full force and effect and all the rights, powers and remedies of Lender hereunder shall continue to exist until the Secured Obligations are paid in full as the same become due and payable and until Lender has executed a written termination statement (which Lender shall execute within a reasonable time, not to exceed ten (10) business days, after full payment of the Secured Obligations hereunder), reassigning to Borrower, without recourse, the Collateral and all rights conveyed hereby and returning possession of the Collateral to Borrower. The rights, powers and remedies of Lender hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Lender.

        10.2 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        10.3 NOTICE. Except as otherwise provided herein, all notices and service of process required, contemplated, or permitted hereunder or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given or delivered upon the earlier of (i) the first business day after transmission by facsimile or hand delivery or deposit with an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, and shall be addressed to the party to be notified as follows:

               (a)    IF TO LENDER:

                      COMDISCO, INC.
                      Legal Department
                      Attention: General Counsel
                      6111 North River Road
                      Rosemont, IL 60018
                      Facsimile: (847) 518-5088
                      Telephone:  (847) 698-3000

                      WITH A COPY TO:

                      COMDISCO, INC./COMDISCO VENTURES
                      6111 North River Road
                      Rosemont, IL 60018
                      Facsimile: (847) 518-5465

               (b)    IF TO BORROWER:

                      QUOKKA SPORTS, INC.
                      Attention: Chief Financial Officer
                      525 Brannan Street, Ground Floor
                      San Francisco, CA 94107
                      Facsimile: (415) 908-1841
                      Telephone: (415) 908-3800

or to such other address as each party may designate for itself by like notice.

        10.4 ENTIRE AGREEMENT; AMENDMENTS. This Agreement, the Note(s), and the other Loan Documents, and the Warrant Agreement(s) constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof (including, without limitation, Lender's proposal letter dated February 3, 1999), all of which are merged herein and therein. None of the terms of this Agreement, the Note(s), or any of the other Loan Documents may be amended except by an instrument executed by each of the parties hereto.

        10.5 HEADINGS. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

        10.6 NO WAIVER. The powers conferred upon Lender by this Agreement are solely to protect its interest in the Collateral and shall not impose any duty upon Lender to exercise any such powers. No omission, or delay, by Lender at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by Borrower at any time designated, shall be a waiver of any such right or remedy to which Lender is entitled, nor shall it in any way affect the right of Lender to enforce such provisions thereafter.

        10.7 SURVIVAL. All agreements, representations and warranties contained in this Agreement, the Note(s), the other Loan Documents and the Warrant Agreement(s) or in any document delivered pursuant hereto or thereto shall be for the benefit of Lender and shall survive the execution and delivery of this Agreement and the expiration or other termination of this Agreement.

        10.8 SUCCESSOR AND ASSIGNS. The provisions of this Agreement, the other Loan Documents and the Warrant Agreement(s) shall inure to the benefit of and be binding on

Borrower and its permitted assigns (if any). Borrower shall not assign its obligations under this Agreement, the Note(s), any of the other Loan Documents or the Warrant Agreement(s), without Lender's express written consent, and any such attempted assignment shall be void and of no effect. Lender may assign, transfer, or endorse its rights hereunder and under the other Loan Documents or Warrant Agreement(s) without prior notice to Borrower, and all of such rights shall inure to the benefit of Lender's successors and assigns.

        10.9 FURTHER INDEMNIFICATION. Borrower agrees to pay, and to save Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

        10.10 GOVERNING LAW. This Agreement, the Note(s), the other Loan Documents and the Warrant Agreement(s) have been negotiated and delivered to Lender in the State of Illinois, and shall not become effective until accepted by Lender in the State of Illinois. Payment to Lender by Borrower of the Secured Obligations is due in the State of Illinois. This Agreement, the Note(s), the other Loan Documents and the Warrant Agreement(s) shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

        10.11 CONSENT TO JURISDICTION AND VENUE. All judicial proceedings arising in or under or related to this Agreement, the Note(s), any of the other Loan Documents or Warrant Agreement(s) may be brought in any state or federal court of competent jurisdiction located in the State of Illinois. By execution and delivery of this Agreement, each party hereto generally and unconditionally:
(a) consents to personal jurisdiction in Cook County, State of Illinois; (b) waives any objection as to jurisdiction or venue in Cook County, State of Illinois; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, the Note(s), the other Loan Documents or Warrant Agreement(s). Service of process on any party hereto in any action arising out of or relating to this agreement shall be effective if given in accordance with the requirements for notice set forth in
Section 10.3, above and shall be deemed effective and received as set forth in
Section 10.3, above. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

        10.12 MUTUAL WAIVER OF JURY TRIAL. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF BORROWER AND LENDER SPECIFICALLY WAI'VES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, "CLAIMS") ASSERTED BY BORROWER AGAINST

LENDER OR ITS ASSIGNEE AND/OR BY LENDER OR ITS ASSIGNEE AGAINST BORROWER. This waiver extends to all such Claims, including, without limitation, Claims which involve persons or entities other than Borrower and Lender; Claims which arise out of or are in any way connected to the relationship between Borrower and Lender; and any Claims for damages, breach of contract arising out of this Agreement, any other Loan Document or any of the Excluded Agreements, specific performance, or any equitable or legal relief of any kind.

        10.13 CONFIDENTIALITY. Lender acknowledges that certain items of Collateral, including, but not limited to customer lists, certain General Intangibles and any Financial Statements provided pursuant to Section 6 hereof, constitute proprietary and confidential information of the Borrower (the "Confidential Information"). Accordingly, Lender agrees that any Confidential Information it may obtain in the course of acquiring, perfecting or foreclosing on the Collateral or otherwise provided under this Agreement, provided such Confidential Information is marked as confidential by Borrower at the time of disclosure, or if oral information, which is confirmed in writing and marked as confidential within thirty (30) days following disclosure, shall be received in the strictest confidence and will not be disclosed to any other person or entity in any manner whatsoever, in whole or in part, without the prior written consent of the Borrower, unless and until Lender has acquired indefeasible title thereto.

        10.14 COUNTERPARTS. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

        IN WITNESS WHEREOF, the Borrower and the Lender have duly executed and delivered this Agreement as of the day and year first above written.

        BORROWER:                              QUOKKA SPORTS, INC.

                                               Signature: /s/ LES SCHMIDT
                                                         -----------------------

                                               Print Name:  Les Schmidt
                                                          ----------------------

                                               Title:  SVP & CFO
                                                     ---------------------------

Accepted in Rosemont, Illinois:

        LENDER:                                COMDISCO, INC.

                                               Signature: /s/ JAMES P. LABE
                                                         -----------------------

                                               Print Name:  James P. Labe
                                                          ----------------------

                                               Title: President
                                                     ---------------------------
                                                      Comdisco Ventures Division

                                    EXHIBIT A

                          SUBORDINATED PROMISSORY NOTE

$_____________                                                   Date:

                                                                 Due:

FOR VALUE RECEIVED, Quokka Sports, Inc., a Delaware corporation (the "Borrower") hereby promises to pay to the order of Comdisco, Inc., a Delaware corporation (the "Lender") at P.O. Box 91744, Chicago, IL 60693 or such other place of payment as the holder of this Secured Promissory Note (this "Note") may specify from time to time in writing, in lawful money of the United States of America, the principal amount of ___________ and 00/100 Dollars ($________________). The
principal amount shall accrue interest at the rate of twelve and one quarter percent (12.25%) per annum from the date of this Note and no payment of interest or principal shall be due until the earliest of (i) the effective date of an initial public offering of the Borrower's securities; (ii) the effective date of an acquisition or merger of Borrower in which more than fifty percent (50%) of the voting power of the Borrower is transferred, excluding any merger effected exclusively to change the domicile of Borrower; or (iii) February 1, 2000. Upon the occurrence of the earliest of the foregoing events, unless prepaid in accordance with the terms of Section 2.2 of the Loan Agreement, the principal and accrued interest due hereunder shall be payable in equal monthly installments of principal and interest commencing on the first day of the month immediately following such event and on the same day of each month thereafter to and including thirty-six (36) months after the date of this Note, such installments to be applied first to accrued and unpaid interest and the balance to be unpaid principal. Interest shall be computed on the basis of a year consisting of twelve months of thirty days each.

This Note is one of the Note(s) referred to in, and is executed and delivered in connection with, that certain Subordinated Loan and Security Agreement of even date herewith by and between Borrower and Lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the "Loan Agreement"), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.

THIS NOTE IS EXPRESSLY SUBJECT TO THE TERMS OF CERTAIN SUBORDINATION AGREEMENT(S) BY AND BETWEEN LENDER AND BORROWER FOR THE BENEFIT OF SENIOR CREDITOR AND BETWEEN LENDER AND SENIOR CREDITOR. IN THE EVENT OF ANY CONTRADICTION OR INCONSISTENCY BETWEEN THIS NOTE AND ANY SUBORDINATION AGREEMENT(S), THE TERMS OF THE SUBORDINATION AGREEMENT(S) SHALL CONTROL.

The Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest and any other notice as permitted under the UCC or any applicable law.

        This Note has been negotiated and delivered to Lender and is payable in the State of Illinois, and shall not become effective until accepted by Lender in the State of Illinois. This Note shall be governed by and construed and enforced in accordance with, the laws of the State of Illinois, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

        BORROWER:                         QUOKKA SPORTS, INC.
                                          525 Brannan Street, Ground Floor
                                          San Francisco, CA 94107

                                          Signature:______________________

                                          Print Name:_____________________

                                          Title:__________________________

                                    EXHIBIT C

                                 ADVANCE REQUEST

Date:________________

Name:____________________          ("Borrower")

Address:_________________


Borrower hereby requests from Comdisco, Inc. ("Lender") an Advance in the amount of $_____________ on ____________, 1999 (the "Advance Date") under that
Subordinated Loan and Security Agreement between Borrower and Lender dated February 12, 1999 (the "Agreement").

Please:

               (a)    Issue a check payable to Borrower _______________________

                             or

               (b)    Wire Funds to Borrower's account _______________________

               Bank: _________________________________________________________

               Address: ______________________________________________________

               ABA Number: ___________________________________________________

               Account Number: _______________________________________________

               Account Name: _________________________________________________

Borrower hereby affirms that all Representations and Warranties of Borrower set forth in Section 4 and all Conditions Precedent to Loan set forth in Section 7 of the Agreement remain true and correct as of the date hereof.

Executed this _ day of ___________ 1999 by:

        BORROWER:                             QUOKKA SPORTS, INC.

                                              By: ___________________________

                                              Title: ________________________

                                              Print: ________________________